AGREEMENT AND PLAN OF MERGER

Agreement entered into this 30th day of November, 1995, between NYCOR, Inc., a Delaware corporation ("NYCOR") and Fedders Corporation, a Delaware corporation ("FEDDERS"). NYCOR and FEDDERS are sometimes referred to individually as a "Party" and collectively as the "Parties."

This Agreement contemplates a tax-free merger of NYCOR with and into FEDDERS in a reorganization pursuant to Section 368 (a) (1 ) (A) of the Internal Revenue Code of 1986, as amended (the "Code"). The NYCOR Stockholders will receive capital stock of FEDDERS in exchange for their capital stock of NYCOR.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1.  Definitions.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"Annual FEDDERS Meeting" has the meaning set forth in Section 5 (c) (ii) below.

 "Breakup Fee" has the meaning set forth in Section 7 (c) below.

"FEDDERS" has the meaning set forth in the preface above.

"FEDDERS Fairness Opinion" has the meaning set forth in Section 5(d) below.

"FEDDERS Preferred Share" means any share of the Convertible Preferred Stock, $1.00 par value per share of FEDDERS, convertible into a FEDDERS Class A Share at a price of $6.25 per share.

"FEDDERS Common Share" means any share of the Common Stock, $1.00 par value per share, of FEDDERS.

"FEDDERS Class A Share" means any share of the Class A Stock, $1.00 par value per share, of FEDDERS.

"FEDDERS Class B Share" means any share of the Class B Stock, $1.00 par value per share, of FEDDERS.

"FEDDERS Share" means any share of the FEDDERS Preferred Shares or FEDDERS Class A Shares.

"Certificate of Merger" has the meaning set forth in Section 2(d) (iii) below. "Closing" has the meaning set forth in Section 2(b) below.

"Closing Date" has the meaning set forth in Section 2(b) below.

"Confidential Information" means any information concerning the businesses and affairs of FEDDERS or NYCOR and their respective Subsidiaries, and all analyses, compilations, studies or other documents prepared by either Party that contain or otherwise reflect or are generated from such information, but does not include any information that (i) is on the date hereof or hereafter becomes generally available to the public other than as a result of a disclosure in violation of Section 5(f) hereof; or (ii) was available to the other Party on a nonconfidential basis or becomes available to the other
Party on a nonconfidential basis from a source not bound by a confidentiality agreement.

"Definitive FEDDERS Proxy Materials" means the definitive proxy materials relating to the Annual FEDDERS Meeting.

"Definitive NYCOR Proxy Materials" means the definitive proxy materials relating to the Special NYCOR Meeting.

"Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended, from time to time.

"Disclosure Schedule" means the disclosure schedule accompanying this Agreement and initialed by the Parties.

"Dissenting Share" means any NYCOR Share, the holder of record of which is entitled to and has exercised appraisal rights under the Delaware General Corporation Law.

"Effective Time" has the meaning set forth in Section 2(e) (i) below.

"GAAP" means generally accepted accounting principles, applied on a consistent basis, as in effect from time to time in the United States of America.

"IRS" means the Internal Revenue Service.

"ISRA" means the Industrial Site Recovery Act.

"Knowledge" means actual knowledge after reasonable investigation.

"Material Adverse Change" means any developments or changes which would have a Material Adverse Effect.

"Material Adverse Effect" means a material adverse effect on (i) the business, assets, results of operation or financial condition of a Party and its Subsidiaries taken as a whole or (ii) the ability of such Party to perform its obligations under this Agreement.

"Merger" has the meaning set forth in Section 2(a) below.

"NYCOR" has the meaning set forth in the preface above.

"NYCOR Fairness Opinion" has the meaning set forth in Section 5(d) below.

"NYCOR Preferred Share" means any share of the $1.70 Convertible Exchangeable Preferred Stock, par value $1.00 per share, of NYCOR.

"NYCOR Common Share" means any share of the Common Stock, $l.00 par value per share, of NYCOR.

"NYCOR Class A Share" means any share of the Class A Stock, $1.00 par value per share, of NYCOR.

"NYCOR Class B Share" means any share of the Class B Stock, $l.00 par value per share, of NYCOR.

"NYCOR Prospectus" has the meaning set forth in Section 2 (c) below.

"NYCOR Share" shall mean any NYCOR Common Share, NYCOR Class A Share or NYCOR Class B Share.

"NYCOR Stockholder" means any person who or which holds any NYCOR Common Shares, NYCOR Class A Shares, or NYCOR Class B Shares.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Prospectus" means the final prospectus relating to the registration of FEDDERS Shares under the Securities Act.

"Public Report" has the meaning set forth in Section 4(e) below.

"Registration Statement" has the meaning set forth in Section 5(c) (i) below.

"Replacement Options" has the meaning set forth in Section 2 (d) (iv).

"Requisite FEDDERS Stockholder Approval" means the affirmative vote of the holders of a majority of the outstanding FEDDERS Common Shares and Class B Shares, voting separately as a class, in favor of this Agreement and the Merger.

"Requisite NYCOR Stockholder Approval" means the affirmative vote of the holders of a majority of the outstanding NYCOR Common Shares and Class B Shares, voting separately as a class, in favor of this Agreement and the Merger.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings,
(c) purchase money liens and liens securing rental payments under capital lease or operating lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Special NYCOR Meeting" has the meaning set forth in Section 5(c) (ii) below. "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

"Surviving Corporation" has the meaning set forth in Section 2(a) below.

2.  Basic Transaction

(a) The Merger. On and subject to the terms and conditions of this Agreement, NYCOR will merge with and into FEDDERS (the "Merger") at the Effective Time. FEDDERS shall be the corporation surviving the Merger (the "Surviving Corporation") and the separate existence of NYCOR shall thereupon cease. The Merger shall have the effects set forth in Section 251 of the Delaware
General Corporation Law.

(b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of FEDDERS, commencing at 9:00 a.m. local time within five business days following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than the actions referred to in paragraphs (c) and (d) below) or such other date as the Parties may mutually determine (the "Closing Date").

(c) Actions Prior to the Closing. Sixty (60) days prior to March 15, 1996, NYCOR will give written notice to the holders of the NYCOR Preferred Shares in accordance with the notice provisions set forth in the prospectus for the NYCOR Preferred Shares (the "NYCOR Prospectus") notifying such stockholders that the NYCOR Preferred Shares will be exchanged for debt on March 15, 1996, in accordance with the terms of the NYCOR Prospectus. On March 15, 1996, NYCOR, pursuant to the terms of the NYCOR Prospectus, shall exchange all of the then outstanding shares of the NYCOR Preferred Shares for NYCOR's 8 1/2% convertible subordinated debentures due 2012.

(d)  Actions at the Closing.  At the Closing:

(i) NYCOR will deliver to FEDDERS the various certificates, instruments, and documents referred to in Section 6(a) below;

(ii) FEDDERS will deliver to NYCOR the various certificates, instruments, and documents referred to in Section 6(b) below;

(iii) FEDDERS and NYCOR will file with the Secretary of State of the State of Delaware, a Certificate of Merger in a form agreed to by the Parties (the "Certificate of Merger").

(iv) FEDDERS will replace all oustanding stock options held by NYCOR employees, officers, directors, non-employee directors and consultants (the "Replacement Options"), under the following terms: (1) the option price of the Replacement Option and the number of shares of FEDDERS Class A Shares covered by the Replacement Option shall be determined so that the excess of the aggregate fair market value of Class A Shares for which the Replacement Option is granted over the aggregate option price of the Replacement Option shall not be more than the excess of the aggregate fair market value of the stock covered by the former option over the aggregate exercise price of the former option, with fair market value being determined on the date of grant of the Replacement Option; and (2) with respect to a Replacement Option that is an incentive stock option, the ratio of the option price of the Replacement Option for each FEDDERS Class A Share to the fair market value of each FEDDERS Class A Share shall not be less than the ratio of the exercise price of the former option for each share of stock to the fair market value of each share of stock, with fair market value being determined on the date of grant of the Replacement Option. Aside from price and the number of FEDDERS Class A Shares covered, the Replacement Option shall contain terms and conditions identical to those contained in the former option (irrespective of whether those terms and conditions are inconsistent with the provisions of the FEDDERS stock option plan) or such different terms and conditions as the Board of Directors shall, in its sole discretion, determine, provided that if the Replacement Option is an incentive stock option, it shall not contain any terms or conditions that would cause it to fail to meet the requirements of Section 424 of the Internal Revenue Code. Upon issuance of the Replacement Options, the NYCOR option agreements shall be cancelled and be of no further force or effect.

(e)  Effect of Merger.

(i) General. The Merger shall become effective at the time (the "Effective Time") FEDDERS and NYCOR have filed the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either FEDDERS or NYCOR in order to carry out and effectuate the Merger and the transactions contemplated by this Agreement.

(ii) Charter. The Charter of FEDDERS in effect at and as of the Effective Time shall remain the Charter of the Surviving Corporation without any modification or amendment in the Merger except that FEDDERS will ask the FEDDERS Stockholders to approve a proposal to amend its articles of incorporation to increase the number of authorized FEDDERS Preferred Shares from 5,000,000 to 15,000,000, FEDDERS Common Shares from 60,000,000 to 80,000,000 and the number of authorized FEDDERS Class A Shares from 30,000,000 to 60,000,000. The name of the Surviving Corporation shall be FEDDERS CORPORATION.

(iii) Bylaws. The Bylaws of FEDDERS in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without modification or amendment as a result of the Merger.

(iv) Directors, Officers and Employees.

(A) At or prior to the Effective Time, the Parties shall take or cause to be taken all necessary action at the Annual FEDDERS Meeting and otherwise such that, at the Effective Time, the Surviving Corporation's Board of Directors shall be the directors then serving on the FEDDERS Board of Directors.

(B) The officers of the Surviving Corporation shall be the same as the officers of FEDDERS at and as of the Effective Time.

(C) The employees and directors of NYCOR shall be placed in the same economic position following the Merger as they were immediately prior to the date of the execution of this Agreement with respect to stock options, directors fees, salaries and employee benefits provided by NYCOR.

(v) Conversion of NYCOR Shares. At and as of the Effective Time, (A) each NYCOR Common Share, NYCOR Class A Share and NYCOR Class B Share (other than any Dissenting Share) shall be converted into the right to receive one FEDDERS Preferred Share with dividend or other features reasonably necessary to support a value of $6.25, if required, unless if, on the trading day next preceding the Closing Date, the closing price of the FEDDERS Class A Stock as reported on the New York Stock Exchange Composite Tape, is $6.25 per share or greater, in which case each NYCOR Common Share, NYCOR Class A Share and NYCOR Class B Share (other than any Dissenting Share) shall be converted into the right to receive a number of shares of FEDDERS Class A Shares determined by dividing $6.25 by such closing price and rounding the quotient to the third decimal place, with fractional Shares being paid in cash and (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Delaware General Corporation Law; provided, however, that the conversion ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the capitalization of FEDDERS. No NYCOR Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(e)
(v) after the Effective Time.

(vi) Stock Certificates. At the Effective Time, each certificate previously representing any NYCOR Shares (other than Dissenting Shares) shall thereafter represent FEDDERS Shares into which such NYCOR Shares have been converted. Certificates representing NYCOR Shares shall be exchanged for certificates representing whole FEDDERS Shares issued in consideration therefor upon the surrender of such certificate in accordance with the provisions hereof.

(vii) At and after the Effective Time, the holders of certificates representing NYCOR Shares (other than Dissenting Shares) exchanged for FEDDERS Shares pursuant to this Agreement shall cease to have any rights as stockholders of NYCOR except for the right to surrender such stock certificates in exchange for FEDDERS Shares as provided hereunder.

(viii) FEDDERS Shares. Each FEDDERS Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.

(f)  Procedure for Payment.

(i) Within a reasonable time after the Effective Time, (A) FEDDERS shall furnish to each of the NYCOR Stockholders a letter of transmittal setting forth the procedure to follow for each of them to surrender their NYCOR Shares and receive one or more stock certificates (issued in the name of the NYCOR Stockholders or their nominees) representing that number of FEDDERS Shares specified in Section 2(e) (v) (A) above.

(ii) FEDDERS will not pay any dividend or make any distribution on FEDDERS Shares (with a record date at or after the Effective Time) to any record holder of outstanding NYCOR Shares until the holder surrenders for exchange his or its certificates which represented NYCOR Shares.

(iii) In the event that any stock certificate representing NYCOR Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, FEDDERS will issue or cause to be issued in exchange for such lost, stolen or destroyed certificate the number of FEDDERS Shares into which such shares are converted in the Merger in accordance with this Section 2(f). When authorizing such issuance in exchange therefor, the Board of Directors of FEDDERS may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to give FEDDERS a bond in such sum as it may direct as indemnity, or such other form of indemnity, as it shall direct, against any claim that may be made against FEDDERS with respect to the certificate alleged to have been lost, stolen or destroyed.

(iv) No certificates or scrip for fractional FEDDERS Shares will be issued but each holder of NYCOR Shares who would otherwise be entitled to receive a fractional share (if the closing price of the FEDDERS Class A Shares is $6.25 or higher on the trading day next preceding the Closing Date) shall be entitled to receive, in lieu thereof, cash in an amount equal to such fraction multiplied by the closing price of FEDDERS Class A Shares on The
New York Stock Exchange on the trading day immediately prior to the Closing
Date.

(g) Closing of Transfer Records. After the close of business on the Closing Date, transfers of NYCOR Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.


3.  Representations and Warranties of NYCOR

NYCOR represents and warrants to FEDDERS that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as the Disclosure
Schedule is amended pursuant to Section 5(g) hereof). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

(a) Organization, Qualification, and Corporate Power. Each of NYCOR and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of NYCOR and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Each of NYCOR and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(b)  Capitalization.  The entire authorized capital stock of NYCOR consists of:

(i) 115,000,000 NYCOR Common Shares, 2,800,019 of which are issued and outstanding; 1,276,500 of which are reserved for issuance upon the conversion of NYCOR Preferred Shares; 4,051,375 of which are reserved for issuance upon the conversion of NYCOR Class A Shares; 713,675 of which are reserved for issuance upon the conversion of NYCOR Class B Shares; and 82,561 of which are held in treasury;

(ii) 5,000,000 NYCOR Preferred Shares, 1,150,000 of which are issued and outstanding;

(iii) 100,000,000 NYCOR Class A Shares, 4,051,375 of which are issued; 1,276,500 of which are reserved for issuance upon the conversion of the NYCOR Preferred Shares; 472,500 of which are reserved for issuance upon the exercise of outstanding options; and _178,596 of which are held in treasury; and

(iv) 7,500,000 NYCOR Class B Shares, 713,675 of which are issued and outstanding.

All of the issued and outstanding NYCOR Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require NYCOR to issue, sell, or otherwise cause to become outstanding any of its capital stock except as set forth in the Disclosure Schedule. There are no outstanding stock appreciation rights and there are no outstanding or authorized, phantom stock, profit participation, or similar rights with respect to NYCOR's capital stock.

(c) Authorization of Transaction. NYCOR has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that NYCOR cannot consummate the Merger unless and until it receives the Requisite NYCOR Stockholder Approval, approval of any lenders who require prior approval, and the requisite governmental approvals. This Agreement constitutes the valid and legally binding obligation of NYCOR, enforceable in accordance with its terms and conditions.

(d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which NYCOR or any of its Subsidiaries is subject or any provision of the articles of incorporation or bylaws of NYCOR or any of its Subsidiaries or (ii) conflict with, result in a breach of or constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which NYCOR or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect on NYCOR and except as set forth in the Disclosure Schedule. Other than in connection with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act, required filings with the SEC, and the provisions of the Delaware General Corporation Law, or as described in the Disclosure Schedule, none of NYCOR and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(e) Financial Statements. The consolidated balance sheets of NYCOR at December 31, 1995 and December 31, 1994, and the consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of cash flows of NYCOR for the three years ended December 31, 1995, and the consolidated balance sheet and statement of operations of NYCOR for the three months ended September 30, 1995 (including the related notes and schedules) (the "NYCOR Financials"), have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and fairly present the financial condition of NYCOR and its Subsidiaries as of the indicated dates, and the results of operations of NYCOR and its Subsidiaries for the indicated periods, are correct and complete in all material respects, and are consistent with the books and records of NYCOR and its Subsidiaries; provided, however, that the unaudited interim statements are subject to normal year-end adjustments.

(f) Events Subsequent to Most Recent Financial Statements. Except as set forth in the Disclosure Schedule, since September 30, 1995, there has not been any Material Adverse Change in the business, financial condition, operations, results of operations, or future prospects of NYCOR and its Subsidiaries taken as a whole.

(g) Undisclosed Liabilities. Except as set forth in the Disclosure Schedule, none of NYCOR and its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any material liability for taxes, except for
(i) liabilities set forth on the balance sheet at September 30, 1995 (or in the notes thereto), and (ii) liabilities which have arisen after September 30, 1995, in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of or was caused by breach of any material contract, breach of warranty, tort, infringement, or material violation of law).

(h) Taxes. NYCOR and its Subsidiaries have filed, within the time and in the manner required by law, all returns, declarations, information, and statements required to be filed with any federal, state or local tax authority ("Returns"), except for such state and local tax Returns, of which the failure to file would not have a Material Adverse Effect on NYCOR, and all such Returns are correct and complete in all material respects. NYCOR has paid all taxes and assessments that are due and payable and no deficiency has been proposed, asserted or assessed. Except as set forth in the Disclosure Schedule, no examination or audit of any Returns by any governmental agency is currently in progress or, to the knowledge of NYCOR, contemplated. NYCOR is not a party to any tax sharing or allocation agreement and has no actual or potential liability for any tax obligation of any other taxpayer.

(i) Brokers' Fees. None of NYCOR and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement except as set forth in the Disclosure Schedule.

(j) Litigation. Except as set forth in the Disclosure Schedule, there are no material actions, suits or proceedings involving claims by or against NYCOR, either pending or to the knowledge of NYCOR threatened, at law or in equity or before any governmental agency; and there are no writs, judgments, injunctions or decrees of any court or governmental agency binding upon NYCOR.

(k) Licenses. Except as set forth in the Disclosure Schedule, NYCOR and each of its Subsidiaries has, and is operating in material compliance with, all necessary licenses, certificates and permits from governmental authorities that are material to the conduct of its business. There is no proceeding pending or, to the knowledge of NYCOR, threatened (or any basis therefor) which may cause any such license, certificate or permit that is material to the conduct of the business of NYCOR or any of its Subsidiaries as presently conducted to be revoked, withdrawn, canceled, suspended or not renewed. NYCOR and each of its Subsidiaries are conducting their business in compliance with all laws, rules and regulations applicable thereto, the violation of which would have a Material Adverse Effect on NYCOR and its Subsidiaries, taken as a whole.

(l) Contracts. The Disclosure Schedule has attached thereto NYCOR's material contracts. Except as set forth in the Disclosure Schedule, each material contract to which NYCOR or any of its Subsidiaries is a party is, valid, binding and in full force and effect. Except to the extent that the consummation of the transactions contemplated by this Agreement may require the consent of third parties, (i) there are no existing defaults by NYCOR and its Subsidiaries and, to the knowledge of NYCOR, by any other party to any of the material revenue producing contracts, and (ii) except as set forth in the Disclosure Schedule, there are no disputes between NYCOR and any other party with respect to the foregoing contracts outside the Ordinary Course of Business.

(m) Disclosure. The Definitive NYCOR Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made not misleading; providing, however, that NYCOR makes no representation or warranty with respect to any information that FEDDERS will supply specifically for use in the Definitive NYCOR Proxy Materials. None of the information that NYCOR has supplied or will supply to FEDDERS for use in the Registration Statement, the Prospectus, or the Definitive FEDDERS Proxy Materials, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they have been or will be made, not misleading.

(n) Environmental. NYCOR will take all reasonable actions to comply with all obligations imposed upon it under ISRA and any other federal, state or local environmental laws.

4.  Representations and Warranties of FEDDERS.

FEDDERS represents and warrants to NYCOR that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as the Disclosure
Schedule is amended pursuant to Section 5 (g) hereof). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.

(a) Organization, Qualification and Corporate Power. Each of FEDDERS and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of FEDDERS and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Each of FEDDERS and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(b) Capitalization. The entire authorized capital stock of FEDDERS consists of (i) 60,000,000 shares of FEDDERS Common Shares 18,908,598 of which are issued and outstanding, 1,050,000 of which are reserved for issuance upon the exercise of currently outstanding options, and none of which are held in treasury; (ii) 30,000,000 shares of FEDDERS Class A Shares, 18,831,376 of which are issued and outstanding and 6,253,000 of which are reserved for issuance upon the exercise of currently outstanding options, (iii) 7,500,000 shares of FEDDERS Class B Shares, 2,267,206 of which are outstanding, and
(iv) 5,000,000 shares of Fedders Preferred Shares, 1,718,200 of which were previously issued and none of which are currently outstanding. All of the issued and outstanding FEDDERS Shares have been duly authorized and validly issued and are fully paid and nonassessable. Subject to the outcome of the vote of the FEDDERS stockholders to approve a proposed increase in the number of authorized FEDDERS Common Shares, Class A Shares and Preferred Shares as set forth in Section 6 (a) (ii), all FEDDERS Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that would require FEDDERS to issue, sell or otherwise cause to become outstanding any of its capital stock except as set forth in the Disclosure Schedule. There are no outstanding stock appreciation rights, and there are no outstanding or authorized phantom stock, profit participation or similar rights with respect to FEDDERS's capital stock.

(c) Authorization of Transaction. FEDDERS has full power and authority (including full corporate power and authority) to execute and deliver this Agreement, and to perform its obligations hereunder; provided, however, that FEDDERS cannot consummate the Merger unless and until it receives the Requisite FEDDERS Stockholder Approval, the approval described in Section 6
(a) (ii) below, approval of any lenders who require prior approval, and the requisite governmental approvals. This Agreement constitutes the valid and legally binding obligation of FEDDERS, enforceable in accordance with its terms and conditions.

(d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transaction contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which FEDDERS or any of its Subsidiaries is subject or any provision of the charter or bylaws of FEDDERS or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which FEDDERS or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect on FEDDERS and except as disclosed in the Disclosure Schedule. Other than in connection with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act, required filings with the SEC, and the provisions of the Delaware General Corporation Law, or as described in the Disclosure Schedule, FEDDERS does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(e) Filings with the SEC. Except as disclosed in the Disclosure Schedule, FEDDERS has timely made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Except as set forth in the Disclosure Schedule, each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. Except as set forth in the Disclosure Schedule, none of the Public Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading on the date filed and the date hereof. FEDDERS has delivered to NYCOR a correct and, complete copy of each Public Report (together with all exhibits and schedules thereto, and as amended through the date hereof).

(f) Financial Statements. The financial statements included in or incorporated by reference into the Public Reports (including the related notes and schedules), have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and fairly present the financial condition of FEDDERS and its Subsidiaries as of the indicated dates and the results of operations of FEDDERS and its Subsidiaries for the indicated periods, are correct and complete in all material respects, and are consistent with the books and records of FEDDERS and its Subsidiaries; provided, however, that the unaudited interim statements are subject to normal year-end adjustments.

(g) Events Subsequent to Most Recent Financial Statements. Except as set forth in the Disclosure Schedule, since August 31, 1995, there has not been any Material Adverse Change in the business, financial condition, operations, results of operations, or future prospects of FEDDERS and its Subsidiaries taken as a whole.

(h) Undisclosed Liabilities. None of FEDDERS and its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any material liability for taxes, except for (i) liabilities set forth on the balance sheet dated as of August 31, 1995 (or in the notes thereto), and (ii) liabilities which have arisen after August 31, 1995 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by breach of any material contract, breach of warranty, tort, infringement, or violation of law).

(i) Taxes. FEDDERS and its Subsidiaries have filed, within the time and in the manner required by law, all returns, declarations, information, and statements required to be filed with any federal, state or local tax authority except for such state and local tax returns, of which the failure to file would not have a Material Adverse Effect on FEDDERS ("Returns") and all such Returns are correct and complete in all material respects. FEDDERS has paid all taxes and assessments that are due and payable and no deficiency has been proposed, asserted or assessed. No examination or audit of any Returns by any governmental agency is currently in progress or, to the knowledge of FEDDERS, contemplated. FEDDERS is not a party to any tax sharing or allocation agreement and has no actual or potential liability for any tax obligation of any other taxpayer.

(j) Brokers' Fees. FEDDERS does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of NYCOR and its Subsidiaries could become liable or obligated.

(k) Litigation. Except as set forth in the Disclosure Schedule, there are no material actions. suits or proceedings involving claims by or against FEDDERS, either pending or to the knowledge of FEDDERS threatened, at law or in equity or before any governmental agency; and there are no writs, judgments, injunctions or decrees of any court or governmental agency binding upon FEDDERS.

(l) Licenses. Except as set forth in the Disclosure Schedule, FEDDERS and each of its Subsidiaries has, and is operating in material compliance with, all necessary licenses, certificates and permits from governmental authorities that are material to the conduct of its business. There is no proceeding pending or, to the knowledge of FEDDERS, threatened (or any basis therefor) which may cause any such license, certificate or permit that is material to the conduct of the business of FEDDERS or any of its Subsidiaries as presently conducted to be revoked, withdrawn, canceled, suspended or not renewed. FEDDERS and each of its Subsidiaries is conducting its business in compliance with all laws, rules and regulations applicable thereto, the violation of which, would have a Material Adverse Effect on FEDDERS and its Subsidiaries, taken as a whole.

(m) Contracts. Except as set forth in the Disclosure Schedule, each material contract to which FEDDERS is a party, is to FEDDER's knowledge valid, binding and in full force and effect. Except to the extent that the consummation of the transactions contemplated by this Agreement may require the consent of third parties (i) there are no existing defaults by FEDDERS and, to the knowledge of FEDDERS, by any other party to any of the foregoing contracts, and (ii) except as set forth in the Disclosure Schedule, there are no disputes between FEDDERS and any other party with respect to the foregoing contracts outside the Ordinary Course of Business.

(n) Disclosure. The Registration Statement, the Prospectus, and the Definitive FEDDERS Proxy Materials will comply with the Securities Act and the Securities Exchange Act in all material respects. The Registration Statement, the Prospectus, and the Definitive FEDDERS Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that FEDDERS makes no representation or warranty with respect to any information that NYCOR will supply specifically for use in the Registration Statement, the Prospectus, and the Definitive FEDDERS Proxy Materials. None of the information that FEDDERS has supplied or will supply to NYCOR in connection with this Agreement, whether specifically for use in the Definitive NYCOR Proxy Materials or otherwise, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they have been or will be made, not misleading.

5.  Covenants.

The Parties agree as follows with respect to the period from and after the execution of this Agreement until the Closing Date:

(a) General. Each of the Parties will use all reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

(b)  Notices and Consents.  NYCOR and FEDDERS will each give any notices
(and will cause each of its Subsidiaries to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause each of its Subsidiaries to use its reasonable best efforts to obtain) any third party consents, that the other Party may request in connection with the agreements referred to in Section 3(d) and Section 4(d) above.

(c) Regulatory Matters and Approvals. Each of the Parties will (and will cause each of its Subsidiaries to) give any notices to, make any filings with, and use all reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(d) and Section 4(d) above. Without limiting the generality of the foregoing:

(i) Securities Act, Securities Exchange Act and State Securities Laws. As promptly as practicable after the date hereof, FEDDERS will prepare and file with the SEC a registration statement on Form S-4 under the Securities Act relating to the offering and issuance of FEDDERS Shares pursuant to the Merger (the "Registration Statement") and preliminary proxy materials under the Securities Exchange Act relating to the Annual FEDDERS Meeting. FEDDERS will use its reasonable best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable. NYCOR will provide FEDDERS with whatever information and assistance in connection with the foregoing filings that FEDDERS may reasonably request. FEDDERS will take all actions that may be necessary, proper, or advisable under state securities laws in connection with the offering and issuance of FEDDERS Shares pursuant to the Merger.

(ii) Delaware General Corporation Law. NYCOR will call a special meeting of its stockholders (the "Special NYCOR Meeting") as soon as practicable in order that stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law. FEDDERS will call its annual meeting of stockholders (the "Annual FEDDERS Meeting") as soon as practicable in order that its stockholders may consider and vote, among other things, upon the adoption of this Agreement and the approval of the Merger.

(iii)  [Not Applicable]

(d) Fairness Opinions. NYCOR will use its best efforts to deliver to FEDDERS on or before the date the Definitive FEDDERS Proxy is mailed to their respective stockholders (i) a copy of an opinion of an investment banker addressed to the Board of Directors of NYCOR as to the fairness of the Merger to NYCOR Stockholders from a financial point of view (the "NYCOR Fairness Opinion"). FEDDERS will use its best efforts to deliver to NYCOR on or before the date the Definitive FEDDERS Proxy is mailed to their respective stockholders (i) a copy of an opinion of an investment banker addressed to the Board of Directors of FEDDERS as to the fairness of the Merger to FEDDER's stockholders from a financial point of view (the "FEDDER's Fairness Opinion"). The NYCOR Fairness Opinion shall be reasonably satisfactory to NYCOR in form and substance. The FEDDERS Fairness Opinion shall be reasonably satisfactory to FEDDERS in form and substance; provided that nothing herein shall require the Parties to put the NYCOR Fairness Opinion in the FEDDERS Proxy unless required by law.

(e) Operation of Business. Each Party will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business except with the prior written consent of the other Party. Without limiting the generality of the foregoing, without the prior written consent of the other
Party:

(i) Neither Party or its Subsidiaries will authorize or effect any change in its articles of incorporation or charter or its bylaws, except that at the Annual FEDDERS Meeting, FEDDERS may ask the FEDDERS Stockholders to approve a proposal to amend its articles of incorporation to increase the number of authorized FEDDERS Preferred Shares from 5,000,000 to 15,000,000, FEDDERS Common Shares from 60,000,000 to 80,000,000 and the number of authorized FEDDERS Class A Shares from 30,000,000 to 60,000,000, and as otherwise contemplated hereby;

(ii) Neither Party or its Subsidiaries will (A) grant any options, warrants, other rights to purchase or obtain any of its capital stock, except for grants of options to employees, consultants or non-employee directors under existing stock incentive plans provided that FEDDERS or NYCOR shall not grant more than an aggregate of 100,000 options to its employees, consultants or non-employee directors under any such plans or (B) issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding or granted to employees, consultants or non-employee directors as allowed by clause (A));

(iii) Neither Party or its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock, except as required by the terms of the NYCOR Preferred Shares, FEDDERS' normal quarterly dividend of two cents per share to the record date holders of FEDDERS Common Shares, FEDDERS Class A Shares, and FEDDERS Class B Shares, and as specifically provided herein;

(iv) Neither Party or its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business except to refinance existing debt;

(v) Neither Party or its Subsidiaries will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

(vi) Neither Party or its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business except that either Party can fund up to $5,000,000 in capital investments or acquisitions without the written consent of the other Party; provided, however, that NYCOR and FEDDERS will discuss the terms and conditions of all acquisitions prior to closing such acquisitions;

(vii) NYCOR or its Subsidiaries will not make any change in employment terms for any of its directors, officers, and employees, except that it may make changes for non-executive employees if in the Ordinary Course of Business;

(viii) Neither Party or its Subsidiaries will merge, consolidate, combine with another Party or agree to be acquired by or agree to sell all or substantially all of its assets to another person; and

(ix)  Neither Party or its Subsidiaries will commit to any of the foregoing.

(f) Full Access; Confidentiality. FEDDERS and NYCOR will each (and will cause each of its Subsidiaries to) permit representatives of the other Party to have full access, at all reasonable times and in a manner so as not to interfere with the normal business operations of the other Party and its Subsidiaries, to all premises, properties, personnel, books, records (including but not limited to tax records), contracts, and documents of or pertaining to it and its Subsidiaries and, during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. Each Party will (i) treat and hold as confidential any Confidential Information relating to the other Party and its Subsidiaries;

(ii) inform all of its representatives of the confidential nature of such information and direct all such representatives not to use any of the Confidential Information except in connection with this Agreement; (iii) make all reasonable, necessary and appropriate efforts to safeguard the Confidential Information from disclosure to anyone other than as permitted hereby; (iv) keep a record of the Confidential Information furnished by the other Party and the location thereof; and (v) if this Agreement is terminated for any reason whatsoever, return to the other Party all tangible embodiments of Confidential Information (and all copies thereof) that are in its possession. Notwithstanding anything herein to the contrary, NYCOR authorizes FEDDERS to use any information relating to NYCOR necessary to comply with the Securities Act, the Securities Exchange Act and the requirements of the SEC thereunder in the Registration Statement and the Definitive FEDDERS Proxy Materials.

(g) Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development which would result in a breach of any of its own representations and warranties in Section 3 and Section 4 above. At least two business days prior to Closing, each Party shall deliver to the other Party an amended or supplemented Disclosure Schedule reflecting any modifications thereto necessary to make its representations and warranties true and complete as of the Closing Date. If the Disclosure Schedule reflects adverse changes or developments that exceed an aggregate of $250,000 with respect to such Party, then such changes or developments shall be deemed to be a Material Adverse Change. The Party receiving the Disclosure Schedule reflecting a Material Adverse Change shall have the right to either (i) accept the Disclosure Schedule and close the Merger subject to such disclosures or (ii) reject the Disclosure Schedule and exercise its right to terminate this Agreement pursuant to Section 7 of this Agreement.

(h) Exclusivity. Each Party and its respective Subsidiaries will not, and will use their best efforts to cause their respective directors, officers, employees, financial advisors, legal counsel, accountants and other agents and representatives not to, initiate, solicit or encourage, directly or indirectly, or take any other action to facilitate any inquiries or the making of any proposal with respect to, or except to the extent required in the exercise of the fiduciary duties of its Board of Directors under applicable law as advised in writing by independent counsel, engage or participate in negotiations concerning, provide any nonpublic information or data to or have any discussions with any Person other than a Party hereto or their Affiliates relating to, any acquisition, tender offer (including a self-tender offer), exchange offer, merger, consolidation, acquisition of beneficial ownership of or the right to vote securities representing 10% or more of the total voting power of such Party or any of its Subsidiaries, dissolution, business combination, purchase of all or any significant portion of the assets or any division of, or any equity interest in, such Party or any Subsidiary, or similar transaction other than the Merger (such proposals, announcements, or transactions being referred to as "Acquisition Proposals"). Each Party will promptly notify the other orally and in writing if any such Acquisition Proposal (including the terms thereof and identity of the Persons making such proposal) is received and furnish to the other Party hereto a copy of any written proposal.

(i) Indemnification. FEDDERS, as the Surviving Corporation in the Merger, will observe any indemnification provisions now existing in the articles of incorporation or bylaws of NYCOR, to the extent allowable under Delaware law and the Amended and Restated Charter of FEDDERS, for the benefit of any individual who served as a director or officer of NYCOR at any time prior to the Effective Time until the statute of limitation relating thereto has expired.

(j) Transactions. Prior to Closing, each of FEDDERS and NYCOR shall deliver to the other a summary of any material transactions that it is currently pursuing.

(k)  [Reserved]

(l) Exchange of NYCOR Preferred Shares. On March 15, 1996, NYCOR, pursuant to the terms of the NYCOR Prospectus, shall exchange all of the then outstanding shares of NYCOR Preferred Shares for NYCOR's 8 1/2% convertible subordinated debentures due 2012.

(m)  [Reserved]

6.  Conditions to Obligations to Close.

(a) Conditions to Obligation of FEDDERS. The obligation of FEDDERS to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) this Agreement and the Merger shall have received the Requisite NYCOR Stockholder Approval, approval of any lenders who require prior approval, and the number of Dissenting Shares shall not exceed 5% of the number of outstanding NYCOR Class B Shares and/or FEDDERS Class B Shares;


(ii) the proposal to be presented by FEDDERS to its stockholders at the Annual FEDDERS Meeting to increase the number of authorized FEDDERS Preferred Shares from 5,000,000 to 15,000,000, FEDDERS Common Shares from 60,000,000 to 80,000,000 and the number of authorized FEDDERS Class A Shares from 30,000,000 to 60,000,000, shall have received the required FEDDERS stockholder approval;

(iii) NYCOR and its Subsidiaries shall have procured all of the third party consents specified in Section 5 (b) above which, the failure to receive, would have a Material Adverse Effect on the Surviving Corporation;

(iv) NYCOR shall have provided information reasonably satisfactory to FEDDERS concerning the status of its compliance with ISRA and other federal, state and local environmental obligations;

(v) the supplemented Disclosure Schedule shall reflect that there shall have been no Material Adverse Change of NYCOR which would render the representations and warranties of NYCOR untrue or inaccurate in any material respect without giving effect to the disclosures contained in any such supplement, and FEDDERS shall have received from NYCOR a certificate to such effect, dated as of the Closing Date, of the president and chief financial officer of NYCOR, to such effect in a form acceptable to the counsel for FEDDERS;

(vi) there shall have been no event, condition or act of God that shall have caused a Material Adverse Change of NYCOR which would render the representations and warranties of NYCOR untrue or inaccurate in any material respect;

(vii) NYCOR shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(viii) no action, suit, or proceeding shall be pending or threatened before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
(A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) materially and adversely affect the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of NYCOR, or
(D) materially and adversely affect the right of any of the former Subsidiaries of NYCOR to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(ix) NYCOR shall have delivered to FEDDERS a certificate of its president and its chief financial officer to the effect that each of the conditions specified above in Section 6(a) (i)-(vi) is satisfied in all respects;

(x) this Agreement and the Merger shall have received the Requisite FEDDERS Stockholder Approval, and approval of any lenders who require prior approval;

(xi) FEDDERS shall have received the FEDDERS Fairness Opinion which shall be reasonably satisfactory to its board of directors, and an opinion, from its tax advisors, reasonably satisfactory to its board of directors, that the Merger will be a tax free transaction as to FEDDERS;

(xii)  the waiting period under the Hart-Scott-Rodino Antitrust
Improvements Act shall have expired;

(xiii) the Registration Statement shall have become effective under the Securities Act and all applicable state securities laws and shall provide for the legal and valid issuance of the FEDDERS Shares for the NYCOR Shares, and the FEDDERS Shares shall have been accepted for listing on The New York Stock Exchange;

(xiv) FEDDERS shall have received from counsel to NYCOR an opinion in form and substance reasonably acceptable to FEDDERS to be attached hereto as Exhibit A, addressed to FEDDERS, and dated as of the Closing Date;

(xv) all actions to be taken by NYCOR in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to FEDDERS;

(xvi) NYCOR shall have exchanged the NYCOR Preferred Shares for debentures in accordance with the terms set forth in Section 2 (c); and

(xvii) nothing shall have occurred to effect the tax-free status of the Merger.

FEDDERS shall be deemed to have waived any condition specified in this
Section 6(a) upon the Closing of the Merger if, with respect to such condition, it has complete knowledge of the actual facts and circumstances relating to such condition as of the Closing.

(b) Conditions to Obligation of NYCOR. The obligation of NYCOR to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)  this Agreement and the Merger shall have received the Requisite
FEDDERS Stockholder Approval, and the approval of any lenders who require prior approval;

(ii) the Registration Statement shall have become effective under the Securities Act and all applicable state securities laws and shall provide for the legal and valid issuance of the FEDDERS Shares for the NYCOR Shares, and the FEDDERS Shares shall have been accepted for listing on The New York Stock Exchange;

(iii) NYCOR shall have received the NYCOR Fairness Opinion which shall be reasonably satisfactory to its Board of Directors, including an opinion, prior to the Closing Date, that the terms of the FEDDERS Preferred Shares will support a value of $6.25;

(iv) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act shall have expired;

(v)  [Reserved];

(vi)  [Reserved];

(vii) NYCOR and its subsidiaries shall have procured all of the third party consents specified in Section 5 (b) above, which, the failure to receive would have a Material Adverse Effect on the Surviving Corporation;

(viii) the supplemented Disclosure Schedule shall reflect that there shall have been no Material Adverse Change of FEDDERS which would render the representations and warranties of FEDDERS untrue or inaccurate in any material respect without giving effect to the disclosures contained in any such supplement, and NYCOR shall have received from FEDDERS a certificate to such effect, dated as of the Closing Date, of the president and chief financial officer of FEDDERS to such effect, in a form acceptable to counsel of NYCOR;

(ix) there shall have been no event, condition or act of God that shall have caused a Material Adverse Change of FEDDERS which would render the representations and warranties of FEDDERS untrue or inaccurate in any material respect;

(x) FEDDERS shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(xi) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
(A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) materially and adversely affect the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of NYCOR, or
(D) materially and adversely affect the right of any of the Subsidiaries of FEDDERS to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(xii) FEDDERS shall have delivered to NYCOR a certificate of its president and its chief financial officer to the effect that each of the conditions specified above in Section 6(b) (i), (iii), (v), (vii)-(ix) is satisfied in all respects;

(xiii)  this Agreement and the Merger shall have received the Requisite
NYCOR Stockholder Approval, and the approval of any lenders who require prior approval;

(xiv)  [Reserved];

(xv)  [Reserved];

(xvi)  [Reserved];

(xvii) NYCOR shall have received from counsel to FEDDERS an opinion in form and substance reasonably acceptable to NYCOR to be attached hereto as Exhibit B, addressed to NYCOR, and dated as of the Closing Date;

(xviii) all actions to be taken by FEDDERS in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to NYCOR. NYCOR shall be deemed to have waived any condition specified in this Section 6(b) upon the Closing of the Merger if, with respect to such condition, it has complete knowledge of the actual facts and circumstances relating to such condition as of the Closing.

7.  Termination.

(a) Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

(i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

(ii) FEDDERS may terminate this Agreement by giving written notice to NYCOR at any time prior to the Effective Time (A) in the event NYCOR has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, FEDDERS has notified NYCOR of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before May 31, 1996, by reason of the failure of any condition precedent under
Section 6(a) hereof other than Section 6(a) (iii), unless the failure results primarily from FEDDERS breaching any representation, warranty, or covenant contained in this Agreement;

(iii) NYCOR may terminate this Agreement by giving written notice to FEDDERS at any time prior to the Effective Time (A) in the event FEDDERS has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, NYCOR has notified FEDDERS of the breach, and the breach has continued without cure for a period of 30 days alter the notice of breach, (B) if the Closing shall not have occurred on or before May 31, 1996, by reason of the failure of any condition precedent under
Section 6(b) hereof other than Section 6(b) (vii), unless the failure results primarily from NYCOR breaching any representation, warranty, or covenant contained in this Agreement; or

(iv) either NYCOR or FEDDERS may terminate this Agreement by giving written notice to the other at any time after the Annual FEDDERS Meeting or the Special NYCOR Meeting in the event this Agreement and the Merger fail to receive the Requisite FEDDERS Stockholder Approval or the Requisite NYCOR Stockholder Approval, respectively.

(v) either NYCOR or FEDDERS may terminate this Agreement by giving written notice to the other at any time after receiving written notice from any of its lenders that require prior approval of the Merger, that such approval will not be forthcoming;

(b)  Effect of Termination.  If any Party terminates this Agreement pursuant to
Section 7 (a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except for any liability of either Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(f) above and the obligation to pay fees pursuant to Section 7(c) below shall survive any such termination.

(c) Breakup Fee. Other than as permitted by this Agreement, if, after the date hereof, the Board of Directors of NYCOR terminates the Merger for any reason within its control including, but not limited to, the acceptance of an offer to merge with another entity, then NYCOR shall be obligated to make a payment to FEDDERS of $20,000,000, plus all expenses incurred by FEDDERS involving the Merger to the date of the termination, in cash or by delivery to FEDDERS of that number of NYCOR Shares that would equal $20,000,000 calculated as an average of the closing price of NYCOR Shares on the NASDAQ over the 20-trading day period prior to such termination, the choice of receiving cash or NYCOR Shares being that solely of FEDDERS. The termination fee shall be paid within 30 days of demand therefor by FEDDERS.

8.  [Reserved]

9.  Miscellaneous.

(a)  [Reserved]

(b) Press Releases and Public Announcements. Except for the press releases to be issued announcing the execution of this Agreement, neither Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure that it believes in good faith to be required by applicable law
(in which case the disclosing Party will give the other Party a reasonable opportunity to review and consent to the form of such disclosure prior to making the disclosure).

(c)  No Third Party Beneficiaries.  Except as provided in Section 2 (e) (iv)
(C), this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Section 2 above concerning issuance of FEDDERS Shares are intended for the benefit of NYCOR Stockholders and (ii) the provisions in Section 5(i) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

(d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to NYCOR:
NYCOR, Inc.
287 Childs road
Basking Ridge, NJ 07920
Attention:  Kent  E. Hansen

If to FEDDERS:
FEDDERS Corporation
505 Martinsville Road
Liberty Corner, NJ 07938
Attention:  Robert N. Edwards

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(i) Governing Law. Except for matters of corporation law where the laws of the State of Delaware must be applied, this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New Jersey without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

(j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall he in writing and signed by both of the Parties. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) Expenses. Each of the Parties will bear its own costs and expenses (including the fees and expenses of its agents, advisors, attorneys and accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

(m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.
The word "including" shall mean including without limitation.

(n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

INTENDING TO BE LEGALLY BOUND, the Parties hereto have executed this Agreement on the date first above written.


FEDDERS CORPORATION


By:___________________________
Title:


NYCOR, INC.


By:___________________________
Title:


AGREEMENT AND PLAN OF MERGER
BETWEEN
FEDDERS CORPORATION
AND
NYCOR, Inc.























November 30, 1995